UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 24, 2010

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2300 Geng Road, Suite 250

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 424-1937

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

GigOptix, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on November 24, 2010. At the Annual Meeting, the stockholders of the Company elected C. James Judson to the Board of Directors as the Class II director. He will serve until the next annual meeting or until his successor is duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non-Votes*
C. James Judson	6,772,933	0	802,644	2,166,255

*	Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal to approve the amendment and restatement of the 2008 Equity Incentive Plan (the “Plan”), including an increase in the number of shares of common stock reserved for issuance under the Plan by 3,000,000 shares from 6,223,166 to 9,223,166	5,092,915	1,545,556	937,106	2,166,255
Proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	9,687,675	26,858	27,299	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Ronald K. Shelton
Name: Ronald K. Shelton
Title: Chief Financial Officer

Date: November 29, 2010

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